Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-200825 and 333-147201) and Form S-8 (Nos. 333-191535, 333-173211, 333-38912, 333-61925, 333-122172, 333-153444, and 333-169287) of Forest City Enterprises, Inc. of our report dated March 27, 2013, relating to our audit of the financial statements of Uptown Housing Partners, LP for the year ended December 31, 2012 included in this Form 10-K of Forest City Enterprises, Inc. for the year ended December 31, 2014.

/s/ McGladrey LLP
Cleveland, Ohio
February 24, 2015